                                                               Exhibit 99(a)(23)

                             THE GLENMEDE FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    In accordance with the requirements of Section 2-208 of the
Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Forty Million (40,000,000) authorized but unissued shares of the Core Fixed Income Portfolio of the Glenmede Fund as 20,000,000 shares of the Large Cap 100 Portfolio and 20,000,000 shares of the Large Cap Growth Portfolio, respectively, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund at a meeting duly convened on December 10, 2003:

          RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Fund's Articles of Amendment and Restatement, the Board hereby reclassifies Forty Million (40,000,000) of the Fund's authorized but unissued shares of the Core Fixed Income Portfolio, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Forty Thousand Dollars ($40,000) as follows:

          NAME OF CLASS                                 SHARES ALLOCATED
          -------------                                 ----------------
          Large Cap 100 Portfolio                         20,000,000
          Large Cap Growth Portfolio                      20,000,000

          FURTHER RESOLVED, that each share of the Large Cap 100 Portfolio as classified herein shall have all the rights and privileges as set forth in the Fund's Articles of Amendment and Restatement;

          FURTHER RESOLVED, that each share of the Large Cap Growth Portfolio as classified herein shall have all the rights and privileges as set forth in the Fund's Articles of Amendment and Restatement; and

          FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Fund's counsel prior to filing said Articles Supplementary, in the name of the Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

     SECOND: The shares of capital stock of Glenmede Fund reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

     THIRD: These Articles Supplementary do not increase or decrease the authorized number of shares of Fund or the aggregate par value thereof. The total number of shares of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000) of Common Stock classified as follows:

                                                          NUMBER OF SHARES OF
     NAME OF CLASS                                      COMMON STOCK ALLOCATED
     -------------                                      ----------------------
     Government Cash Portfolio                                700,000,000
     Tax-Exempt Cash Portfolio                                740,000,000
     Core Fixed Income Portfolio                              135,000,000
     International Portfolio                                  225,000,000
     Strategic Equity Portfolio                               125,000,000
     Small Cap Equity Portfolio -
       Advisor Shares                                         175,000,000
       Institutional Shares                                    75,000,000
     Institutional International Portfolio -
       Institutional Shares                                   120,000,000
     Large Cap Value Portfolio                                 75,000,000
     Small Capitalization Growth Portfolio                     75,000,000
     Large Cap 100 Portfolio                                   20,000,000
     Large Cap Growth Portfolio                                20,000,000
     Unclassified                                              15,000,000
                                                            -------------

          Total                                             2,500,000,000

     IN WITNESS WHEREOF, Glenmede Fund, has caused these Articles Supplementary to be signed in its name and on its behalf as of this 10th day of December, 2003.


ATTEST:                                     THE GLENMEDE FUND, INC.

By: /s/ Michael P. Malloy                   By: /s/ Mary Ann B. Wirts
    ---------------------                       -----------------------
        Michael P. Malloy                           Mary Ann B. Wirts
        Secretary                                   President

     THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            /s/ Mary Ann B. Wirts
                                            ---------------------
                                            Mary Ann B. Wirts
                                            President
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